As filed with the Securities and Exchange Commission on May 1, 1998.

                                                   Registration No. 333-
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                        ______________________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                                  LYCOS, INC.
                    ---------------------------------------
              (Exact name of issuer as specified in its charter)

      Delaware                                        04-3277338
------------------------                  -----------------------------------
(State of Incorporation)                  (IRS Employer Identification Number)


             400-2 Totten Pond Road, Waltham, Massachusetts 02154
             ----------------------------------------------------
                   (Address of Principal Executive Offices)

                                (781) 370-2700
             ---------------------------------------------------
             (Registrant's telephone number, including area code)

 WISEWIRE CORPORATION 1996 AMENDED AND RESTATED NON-EMPLOYEE STOCK OPTION PLAN
       WISEWIRE CORPORATION 1995 AMENDED AND RESTATED STOCK OPTION PLAN
       ----------------------------------------------------------------
                           (Full title of the Plan)

                                Robert J. Davis
                     President and Chief Executive Officer
                                  Lycos, Inc.
                            400-2 Totten Pond Road
                         Waltham, Massachusetts 02154
                                (781) 370-2700
(Name, address and telephone number, including area code, of agent for service)

                                   copy to:

                        Michael J. Riccio, Jr., Esquire
                          Hutchins, Wheeler & Dittmar
                          A Professional Corporation
                              101 Federal Street
                          Boston, Massachusetts 02110
                                (617) 951-6600
                        -------------------------------

                                       CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
                                                                 Proposed          Proposed
                                                              ---------------  -----------------
                                                 Maximum          Maximum           Maximum          Amount of
                                               Amount to be   Offering Price       Aggregate       Registration
Title of Securities to be Registered            Registered       Per Share      Offering Price          Fee
------------------------------------           ------------   --------------    --------------     ------------
WISEWIRE CORPORATION 1996 AMENDED AND
RESTATED NON-EMPLOYEE STOCK OPTION PLAN(1)
Common Stock,
$0.01 par value.                              3,784 Shares         $26.73 (2)     $101,146 (2)       $29.84 (2)

WISEWIRE CORPORATION 1995 AMENDED AND
RESTATED STOCK OPTION PLAN (1)
Common Stock,
$0.01 par value.                             97,799 Shares         $ 5.20 (2)     $508,555(2)       $150.02(2)

    TOTAL                                   101,583 Shares                        $609,701          $179.86

===============================================================================================================

(1) Pursuant to the Agreement and Plan of Merger dated as of April 30, 1998, among Registrant, Wise Acquisition Corp. and WiseWire Corporation ("WiseWire"), Registrant assumed, effective as of April 30, 1998, all of the outstanding options to purchase Common Stock of WiseWire under the 1995 Amended and Restated Stock Option Plan and 1996 Amended and Restated Non-Employee Stock Option Plan, and such options became exercisable to purchase shares of Registrant's Common Stock, with appropriate adjustments to the number of shares and exercise price of each assumed option.

(2) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. All such shares are issuable upon the exercise of outstanding options with fixed exercise prices. The computation with respect to such outstanding options is based on the weighted average per share exercise price of the options, the shares issuable under which are registered hereby.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Registrant with the Commission are incorporated by reference:

1.   Registrant's Annual Report on Form 10-K for the year ended July 31, 1997;

2. Registrant's definitive Proxy Statement dated November 17, 1997, filed in connection with the Registrant's December 17, 1997 Annual Meeting of Stockholders.

3. Registrant's Quarterly Reports on Form 10-Q for the quarters ended October 31, 1997 and January 31, 1998.

4. Registrant's Current Reports on Form 8-K and Form 8-K/A, filed with the Commission on February 17, 1998, March 10, 1998, March 24, 1998 and May 1, 1998.

5. The description of Registrant's Common Stock set forth in Registrant's Registration Statement on Form 8-A, filed with the Commission on February 23, 1996.

6.   Registrant's Registration Statement on Form S-8, filed on October 8, 1996.

     All reports and other documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the authorization and issuance of the shares of Common Stock offered hereby will be passed upon by Hutchins, Wheeler & Dittmar, A Professional Corporation, Boston, Massachusetts, counsel to the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware General Corporation Law and the Company's Amended and Restated By-laws provide for indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee has no reasonable choice to believe were unlawful.

     The Company has purchased insurance with respect to, among other things, the liabilities that may arise under the provisions referred to above. The directors and officers of the Company also are insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they are not indemnified by the Company.

     The Company has entered into separate indemnification agreements with its directors and officers. The indemnification agreements create certain indemnification obligations of the Company in favor of the directors and officers and, as permitted by applicable law, will clarify and expand the circumstances under which a director or officer will be indemnified.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

Exhibit
Number
------
4.1  WiseWire Corporation 1996 Amended and Restated Non-Employee
     Stock Option Plan.

4.2  WiseWire Corporation 1995 Amended and Restated Stock Option Plan.

5.1  Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation.

23.1 Consent of KPMG Peat Marwick LLP, Independent Accountants.

23.2 Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation.

24.1 Powers of Attorney.


ITEM 9.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts on May 1, 1998.

                                           LYCOS, INC.




                                           /s/ Robert J. Davis
                                           -------------------------------------
                                           Robert J. Davis
                                           President and Chief Executive Officer



    KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert J. Davis and Edward M. Philip, and each of them, with the power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                        Title                      Date
      ---------                        -----                      ----

/s/ Robert J. Davis           President, Chief                 May 1, 1998
-------------------------     Executive Officer
Robert J. Davis               and Director (principal
                              executive officer)


/s/ Edward M. Philip          Chief Operating Officer,         May 1, 1998
-------------------------     Chief Financial Officer and
Edward M. Philip              Secretary (principal financial
                              and accounting officer)


/s/ John M. Connors, Jr.      Director                         May 1, 1998
-------------------------
John M. Connors, Jr.


/s/ Daniel J. Nova            Director                         May 1, 1998
-------------------------
Daniel J. Nova


/s/ Richard S. Sabot          Director                         May 1, 1998
-------------------------
Richard S. Sabot


/s/ David S. Wetherell        Director                         May 1, 1998
-------------------------
David S. Wetherell


                               INDEX TO EXHIBITS

Exhibit
Number
------

4.1     WiseWire Corporation 1996 Amended and Restated Non-Employee
        Stock Option Plan

4.2     WiseWire Corporation 1995 Amended and Restated Stock Option Plan.

5.1     Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation

23.1    Consent of KPMG Peat Marwick LLP, Independent Accountants.

23.2 Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation (included in Exhibit 5.1).

24.1    Powers of Attorney (See page II-4).